Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-176694

PRELIMINARY PROSPECTUS

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SAN LOTUS HOLDING INC.

494,000 SHARES OF COMMON STOCK

The selling stockholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. We will not receive any proceeds from the sale of the common stock covered by this prospectus. The selling stockholders will receive $.20 per share or an aggregate of $98,800 if all of the shares are sold.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock. The common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $.20 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for future filings. Please refer to discussions under “Prospectus Summary” on page 1 and “Risk Factors” on page 7 of how and when we may lose emerging growth company status and the various exemptions that are available to us.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 9 to read about factors you should consider before buying shares of our common stock.

The Date of This Prospectus is: November 5, 2012

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ITEM 3: SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Company,” “we,” “us” and “our” refer to San Lotus Holding Inc.

Overview

We were incorporated in the State of Nevada on June 21, 2011 as San Lotus Holding Inc. and our fiscal year end is December 31.

We are working to develop, build and operate a global travel and leisure agency business. Our vision is to consolidate travel products and services and deliver value to the world’s travel population. We estimate the initial development of our business will cost approximately $475,900 over the next 12 months. These expenses will be divided into two segments: (i) the development of our wholly-owned Taiwan subsidiary, Green Forest Management Consulting Inc., a Taiwan corporation (“Green Forest”) and (ii) the general and administrative costs of San Lotus. The development of our services in Taiwan (R.O.C.), through Green Forest, will require the commitment of approximately $223,900 over the next 12 months to implement the initial stages of our business plan, with an expected monthly expenditure of approximately $20,000. At that rate of expenditure, and with $300,000 in Green Forest’s capital, Green Forest would run out of funds sometime in 2013. During that same time, San Lotus should only have administrative, legal and financial reporting costs, with an average monthly expenditure of approximately $21,000 (consisting of legal and accounting fees, condo and automobile expenses, as well as EDGAR filing fees), which will come out of our general treasury. As such, and with $93,527 in our treasury, we would expect San Lotus to run out of funds in the first quarter of 2013.

Currently, we have no established bank financing arrangements. Therefore, it is likely we will need to seek additional financing in the future through subsequent private offerings of our equity securities, although we have no plans at present to seek additional financing. As such, at our current rate of expenditure, we expect San Lotus to run out of funds sometime in the first quarter of 2013 if we do not secure additional funding.

Based upon the above, we believe that we have enough cash to support the daily operations for our subsidiary, Green Forest, for the next 12 months and we have enough cash to support San Lotus’s operations for the next five months while we are attempting to commence operations and produce revenues. However, if we are unable to satisfy our cash requirements we may be unable to proceed with our plan of operations. At this time, our cash expenditures are minimal, as we have no paid employees, pay no rental fee for the use of our office space and any additional costs we incur will be paid for by our President Chen Li Hsing, who we will reimburse at a future date. We have no written or verbal agreements with any other officer or director at this time regarding loans to the Company. At present there have been no loans to the Company and it is unknown if the Company will require loans in the future. We have no binding obligation with Mr. Chen to fund our losses and we have issued him no guarantee that we will repay him in the future.

We are a development stage company that plans to market global travel products to the retiring baby boomer generation, focusing on the Chinese population in Taiwan and Asia, in general. Our travel services agency will be based in Taiwan, with a focus on both outbound and inbound travel services. These travel services will consist both of planning and booking travel for individuals to get them to various destinations around the globe (providing outbound travel services) and assisting individuals in planning and booking their travel itinerary upon arrival in Taiwan (providing inbound travel services).

On May 21, 2012, we received approval from Taiwan’s Ministry of Economic Affairs (the “Ministry of Economic Affairs”) to directly invest in Taiwan through our wholly owned subsidiary, Green Forest. This approval is the precursor to us establishing our own travel agency in Taiwan. Following our approval from the Ministry of Economic Affairs, in July we injected $300,000 capital into Green Forest, which funds will be used to build our Taiwan travel services business, bringing Green Forest’s total capital to $300,000. This amount included $16,700 that we repaid to Chiang Yu Chang, one of our shareholders, and Yu Chien Yang, our vice president, who fronted these initial funds to establish Green Forest as an entity in Taiwan, something we were not allowed to participate in until we gained approval to invest in Taiwan from Taiwan’s Ministry of Economic Affairs. The injection of these funds will serve to fund the operations of our Taiwan subsidiary and build our Taiwan travel services company during the next 12 months. We do not expect that we will need to inject additional funds into this entity during that time period.

In March 2012, we purchased shares in TBWTV Inc., a California television station geared toward the Chinese population in California (“TBWTV”), for $86,000, giving us a 9.54 percent ownership. This strategic investment in TBWTV was made with a purpose of accessing the Chinese travel market in California. We envision our Taiwan entity providing inbound destination-related travel services to those traveling from the U.S. (or other destinations) to Taiwan. Through our ownership interest in TBWTV we expect to have easier access to an advertising venue through which we can market our inbound travel services to the Chinese community in California – a community that will have similar travel needs to those living in Taiwan, including the need and/or desire to travel to Taiwan. By owning a portion of TBWTV, we may be able to access preferred advertising slots broadcast through TBWTV as a result of our minority ownership and due to the fact that our president and director, Chen Li Hsing, is also a director on the board of directors of TBWTV. While this in no way guarantees us access to TBWTV’s preferred advertising slots, or to discounted advertising rates, we feel we will have greater ability to negotiate with TBWTV and have better opportunity to learn about the preferred advertising slots when they do become available. TBWTV is not under any contractual obligation to provide us with preferential advertising slots or discounts.

In June 2012, we purchased a condominium and three vehicles located in California for a total purchase price of $628,141. We made these purchases with the purpose of (1) having a location for our executives and employees to stay while working with TBWTV in marketing our Taiwan in-bound travel services to the California market and (2) having a means to transport our clients from the airport to their various destinations when visiting the U.S. In addition, by having the condominium in California, it will be easier for us to travel to the U.S. to work with our various U.S. service providers in meeting the Company’s U.S. legal and compliance needs and we will be able to work with TBWTV in building our planned television marketing campaign in the U.S.

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To further explain our purpose in advertising and investing in the U.S., we expect Taiwanese travel to the U.S. to experience a substantial uptick in the near future as Taiwan was recently nominated for the U.S. Visa Waiver Program (the “Visa Waiver Program”) (as reported in Taiwan Today, a publication of the Taiwan Government Information Office, www.taiwantoday.tw). Prior to Taiwan’s admission to the Visa Waiver Program, the U.S. Department of Homeland Security (“USDHS”) is required to conduct an extensive and detailed evaluation of Taiwan’s homeland security and immigration systems and other programs. There is no timeline for the USDHS to complete its review of Taiwan or when we can expect Taiwan to be granted admission into the Visa Waiver Program.

Once Taiwan is approved for the Visa Waiver Program, Taiwan residents traveling to the U.S. will not be required to obtain a visa for visits to the U.S. of 90 days or shorter. Taiwan’s Government Information Office has estimated that the U.S. will experience an approximately $1.8 billion gain from Taiwanese tourists visiting the U.S. once Taiwan gains admission to the Visa Waiver Program. We want to take advantage of that expected uptick by making sure to provide quality travel services to the U.S. Nonetheless, at this time, we do not expect to have any further expenditures regarding the development of our business in California or the U.S. beyond our investment in TBWTV and the aforementioned condominium and vehicles.

In January 2012, we purchased shares in A Peace World Holding Inc. (“APW”) for a purchase price of $46,500. APW is a destination real estate development company that is in its preliminary stages of development. We made this strategic investment in APW as we believe APW’s planned destination real estate and related vacation products and services can be marketed to our clients in the future, thus enhancing the travel services we can provide to our clients. We had two specific purposes in making investments in APW: one was to invest in services that we believe our customers will desire to use, thus allowing us to recoup some of our costs through having part ownership in the entities; second, by investing in APW, we can help to bring APW’s services up to the standards our customers expect. We have no other plans at present to enter into other investments similar to these that would decrease our treasury. As APW is in its initial stages of development, we cannot yet estimate the cost to our clients of using such services. We do anticipate, however, that there will not be any added costs to us as a result of directing our clients to APW’s destination realty products and services.

We are a development stage company that has generated no revenues. This raises substantial doubt about our ability to continue as a going concern. As of October 12, 2012, we had $93,527 in our treasury. For the period from June 21, 2011 (inception) to the period ended June 30, 2012, we had no revenue. Operating expenses from inception to June 30, 2012 totaled $95,307. We had $1,378,931 in total assets as of June 30, 2012. We have no plans at present to make further asset or share purchases that will decrease our treasury.

We will receive no proceeds from this offering. We have no current plans for financing.

We are focusing our efforts on meeting the travel demands of the retiring baby boomer generation, initially in Taiwan (R.O.C.) and, subsequently, in the Asia Pacific, North American and European markets.

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We intend to develop and source trips and services that span East Asia and North America, as these areas are the destinations most travelled to within the Taiwan market. After we have established a solid range of products, we will then expand to include offerings on a global basis.

We plan on becoming a wholesaler as well as a retailer in most of the products and services we plan to provide. Becoming a “wholesaler as well as a retailer" means that in addition to selling directly to the end customers, in which case our Company will earn commission revenue while acting as a retailer, we also plan to distribute our offerings through other travel service providers, in which case our Company will earn mark-up revenue while acting as a wholesaler.

Products and Services Offered:

☐ Transportation: airlines / buses / car rentals / railways / cruises;

☐ Accommodation: hotels / resorts / cruises; and

☐ Packaged holidays / local tours.

Our specific services will include investigating and researching specific companies providing services and destinations that our clients are interested in, as well as suggesting alternative travel plans and destinations to our customers. We will also investigate and research countries and areas where travel or service is desired.

Our target market is the retiring baby boomer generation.

Our officers and directors currently serve as part-time travel agents for us and this may lead to a conflict of interest which may lead to a loss of business opportunities.  Our officers and directors current part-time employment may divert potential clients and business opportunities for the Company to their current employers; this may have an adverse consequence on our potential revenues. Our officers and directors may be unable to spend adequate time developing the Company’s business due to their status as part-time employees with the Company. Currently our officers and directors work 15-20 hours per week for the Company.

Blank Check Issue

We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended, (the “Securities Act”) defines the term “blank check company” to mean any development stage company that is issuing a penny stock that, “(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” We have a specific plan and purpose. Our business purpose is to provide travel packages in Asia, the United States and Europe.

In Securities Act Release No. 6932, which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in II. DISCUSSION OF THE RULES, A. Scope of Rule 419, that, “Rule 419 does not apply to start-up companies with specific business plans even if operations have not commenced at the time of the offering.” Further, we have not indicated in any manner whatsoever that we plan to merge with an unidentified company or companies, nor do we have any plans to merge with an unidentified company or companies. We have no plans or intentions to be acquired or to merge with an operating company nor do we have plans to enter into a change of control or similar transaction or to change our management.

Shell Company Issue

Because we have nominal assets and no significant revenue, we are considered a “shell company” and will be subject to more stringent reporting requirements. All stockholders with restricted shares of common stock of the Company will be subject to the limitations of using Rule 144 as described in Rule 144(i) of the Securities Act.

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Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we are a “shell company” pursuant to Rule 144 and, as such, sales of our securities pursuant to Rule 144 are not able to be made until (1) we have ceased to be a “shell company”; (2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; and (3) have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144 and a period of at least 12 months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.” If less than 12 months has elapsed since the Company ceases being a “shell company,” then only registered securities can be sold pursuant to Rule 144. Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates will be subject to the resale restrictions of Rule 144(i).

Our operations to date have been devoted primarily to start-up and development activities, which include:

1.	formation of the Company;
2.	applying for and obtaining the required licenses and permits for our Taiwan office;
3.	development of our business plan;
4.	evaluating various travel destinations;
5.	researching marketing channels and strategies; and
6.	developing our initial online website, www.sanlotusholding.com.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

·   the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

·   the last day of the fiscal year following the fifth anniversary of the completion of this offering;

·   the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and

·   the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act. We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

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Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion on page 9 under “Risk Factors” of the effect on our financial statements of such election.

Where You Can Find Us

Taiwan

San Lotus Holding Inc.

3F B302C, No. 185 Kewang Road

Longtan Township, Taoyuan County 325

Taiwan (R.O.C.)

+886-3-4072339 & +886-3-4071534 fax

For Service of Process

23 3301 Spring Mountain Road, Las Vegas, Nevada 89102; 702-776-8066 (phone), 702-776-8809 (fax).

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The Offering

Common stock offered by selling security holders	494,000 shares of common stock at $.20 per share or $98,800 in total. This number represents 3.4 percent of our current outstanding common stock (1).

Common stock outstanding before the offering	14,572,130 shares.

Common stock outstanding after the offering	14,572,130 shares as of October 12, 2012.

Terms of the Offering	The selling stockholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering	The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus.

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 7.

(1) Based on 14,572,130 shares of common stock outstanding as of October 12, 2012.

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SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto included elsewhere in this prospectus. The statement of operations for the three months ended June 30, 2012 and the summary of our balance sheet data as of June 30, 2012 have been derived from our unaudited consolidated financial statements appearing elsewhere in this prospectus. The statement of operations and balance sheet data from our inception on June 21, 2011 through December 31, 2011 are derived from our audited financial statements. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus.

	For the Six Months Ended June 30, 2012	For the Period From Inception (June 21, 2011) through December 31, 2011
STATEMENT OF OPERATIONS
Revenues	$0	$0
General and Administrative Expenses	$49,343	$45,964
Total Expenses	$49,343	$45,964
Net Loss	$56,318	$45,964

	As of June 30, 2012	As of December 31, 2011
BALANCE SHEET DATA
Cash	$626,766	$178,950
Total Assets	$1,378,931	$178,950
Total Liabilities	$607,213	$914
Stockholders’ Equity	$771,718	$178,036

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RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

WE MAY NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.

The development of our services will require the commitment of substantial resources of approximately $475,900 over the next 12 months to implement the initial stages of our business plan. Currently, we have no established bank-financing arrangements. Therefore, it is likely we would need to seek additional financing through subsequent future private offerings of our equity securities. We have no current plans for additional financing. As of October 12, 2012, we had $93,527 cash in the bank and $300,000 cash that has already been distributed to our wholly-owned Taiwan (R.O.C.) subsidiary, Green Forest Management Consulting Inc. (“Green Forest”), for purposes of building our travel services business in Taiwan. We expect the remainder of the needed funds to come in the form of loans from our president and founder, Chen Li Hsing.

We cannot give you any assurance that any additional financing will be available to us or, if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plans or continue our business operations. We believe the only source of funds that would be realistic at this stage of our operation is through a loan from our president and the sale of equity capital. At this time we have no guarantee or written loan agreement with our president, just a verbal agreement. We hope that once our stock is quoted on the OTCBB it will enable us the opportunity to participate in the equity market and through the sale of our stock raise the necessary capital. There is no assurance that we will ever be quoted on the OTCBB or be able to raise capital from the sale of our stock.

WE HAVE A LIMITED OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY DEVELOPMENT STAGE COMPANIES.

We are a development stage company and, to date, our development efforts have been focused primarily on the development and marketing of our business model and website. We have a limited operating history for investors to evaluate the potential of our business development. We have not yet built our customer base and our brand name and it is possible we never will. In addition, we also face many of the risks and difficulties inherent in gaining market share as a new company.

Our operations to date have been devoted primarily to start-up and development activities, which include:

1. formation of the Company;

2. development of our business plan;

3. evaluating various travel destinations;

4. researching marketing channels and strategies; and

5. developing our web site: www.sanlotusholding.com.

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Our future will depend on our ability to bring our service to the marketplace, which requires careful planning without incurring unnecessary cost and expense.

the new technologies of the Internet make it much easier for individuals to plan the details of their own trips.

The new technologies of the Internet make it much easier for affluent individuals and others to plan the details of their own trips, thereby eliminating the fees we hope to collect. Such self-managed trips may have caused many travel agencies to go out of business in recent years and may continue to cause travel agencies to go out of business.

IF WE ARE NOT ABLE TO LOCATE TRAVELERS WILLING TO PAY FOR TRAVEL SERVICES WE MAY HAVE TO CEASE OPERATIONS.

The travel industry in general is ruled by who can provide service at the lowest price. The Company aims to reach travelers who are willing and able to pay for travel design services and it may be difficult to find these travelers in numbers large enough to make our business model work well enough to attain profitability. If we are unable to locate travelers willing to pay for our travel services we may not be able to continue our business operations.

UNCERTAINTY AND ADVERSE CHANGES IN THE GENERAL ECONOMIC CONDITIONS OF THE MARKETS IN WHICH WE WILL PARTICIPATE MAY NEGATIVELY AFFECT OUR BUSINESS.

Current and future conditions in the economy have an inherent degree of uncertainty. It is even more difficult to estimate growth or contraction in various parts, sectors and regions of the economy, including the markets in which we will participate. As a result, it is difficult to estimate the level of growth or contraction for the economy as a whole. Adverse changes may occur as a result of soft global economic conditions, rising oil prices, wavering consumer confidence, unemployment, declines in stock markets, contraction of credit availability, or other factors affecting economic conditions in general. These changes may negatively affect our sales or increase our exposure to losses. These possible changes may also affect the ability for a start-up company like us to raise sufficient capital in the US equity market.

OUR OFFICERS AND DIRECTORS CONTROL 78.9 PERCENT OF THE COMPANY GIVING THEM SIGNIFICANT VOTING POWER AND MAY TAKE ACTIONS THAT MAY NOT BE IN THE BEST INTEREST OF ALL OTHER STOCKHOLDERS.

Of our officers and directors, our president and chief executive officer, Mr. Chen Li Hsing and Ms. Chen Tseng Chih Ying (husband and wife), control approximately 5.9 percent of our current outstanding shares of voting common stock, our vice president and director, Mr. Yu Chien Yang, controls 24.6 percent of our current outstanding shares of voting common stock, our corporate secretary, Mr. Chen Kuan Yu, controls 48.4 percent of our current outstanding shares of voting common stock, and Ms. Lin Mu Chen controls .08 percent of our current outstanding shares of voting common stock. Because our officers and directors together hold 78.9 percent of our common stock, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. They may also be able to determine their compensation.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY AND TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. While we do not presently have D&O insurance for our officers and directors, we intend to acquire D&O insurance in the future. We are estimating our annual costs for reporting purposes to be in the $15,000 range for the next few years. In addition, we may not be able to absorb these costs of being a public company, which will negatively affect our business operations.

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THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Our senior management has never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which is necessary to maintain our public company status. If we fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

OUR OFFICERS AND DIRECTORS HAVE THE ABILITY TO DETERMINE THEIR SALARY AND PERQUISITES WHICH MAY CAUSE US TO HAVE A LACK OF FUNDS AVAILABLE FOR NET INCOME.

Because our officers and directors have the discretion to determine their salary and perquisites we may have no net income. If our officers determine that their salaries are at a level above our potential earnings the company may not have funds available.

AS A SMALLER TRAVEL COMPANY WITH REPORTING OBLIGATIONS WE MAY BE AT A COMPETITIVE DISADVANTAGE TO OTHER TRAVEL COMPANIES. THE TRAVEL INDUSTRY HAS LOW BARRIERS TO ENTRY.

Because the travel market is competitive, is driven in part by costs and consists mostly of private companies that do not have public reporting obligations, our reporting obligations may put us at a competitive disadvantage.  The travel industry has low barriers to entry. In addition, we face additional expenses that a private travel company does not have such as PCAOB auditor fees, Edgar filing fees and legal fees related to our SEC reporting obligations. Other non-public travel companies do not incur these costs. We are at a competitive disadvantage to our competitors because of this.

OUR OFFICERS AND DIRECTORS CURRENTLY WORK AS PART-TIME TRAVEL AGENTS WHICH MAY POTENTIALLY LEAD TO A CONFLICT OF INTEREST.

Our officers and directors currently serve as part-time travel agents and this may lead to a conflict of interest which could potentially lead to a loss of business opportunities.  Our officers’ and directors’ current part-time employment may divert potential clients and business opportunities for the Company to their current employers. This may have an adverse consequence on our potential revenues. Our officers and directors may be unable to spend adequate time developing the Company’s business because of their current part-time employment. Currently they each work 15-20 hours per week for the Company.

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We will need government approval to operate travel agencies in the countries where we PLAN to have operations.

We will need government approval to operate travel agencies in the countries where we have operations. For example, in Taiwan (Republic of China), we need to obtain the approval of the Tourism Bureau under the Ministry of Transportation and Communications. Accordingly, we will have to comply with the relevant laws regulating our activities. At this time, we have obtained consent from the Ministry of Commerce of Taiwan (R.O.C.) to directly invest into Taiwan through our wholly owned subsidiary, Green Forest Management Consulting Inc., but we have not yet received permission to operate a travel agency. There are a number of requirements we will need to meet under the laws of Taiwan in obtaining and maintaining a license to operate a travel agency. The more pertinent requirements include (1) meeting capital base requirements by type of travel agency, (2) maintenance of statutory deposit/reserve by type of travel agency and number of branches, and (3) qualification of management personnel, among others.

Our company has enough capital to meet the capital and statutory reserve requirements for operating a travel agency in Taiwan after taking into account the costs of our business plan and cost of operations. As an example, to be a type B travel agency in Taiwan, the minimum capital requirement is equivalent to $100,000, with a required statutory reserve of $20,000 for the main office and $5,000 per branch office. A type B travel agency is one that is permitted to carry out the following travel-related business:

•	to sell transportation tickets on behalf of vendors;
•	to purchase transportation tickets on behalf of customers;
•	to arrange travel, accommodation, transportation and other travel related services for customers;
•	to promote travel tours to domestic customers on behalf of other travel agencies;
•	to design domestic travel plans;
•	to provide travel related consulting services; and
•	to operate any other travel related business permitted by the regulatory body.

We intend to apply for and operate as a type B travel agency. We have no plans to operate as any other type of travel agency in Taiwan. These activities combined allow us to market the global travel products referred to throughout the prospectus.

A summary of the legal requirements for the qualifications of management personnel are listed below. Qualified persons are those who fulfill any one of the following requirements:

1.	a college degree holder with a minimum of two years of experience as the principal officer of another travel agency;
2.	a college degree holder with a minimum of three years of management experience in the travel industry;
3.	a college degree holder with a minimum of four years of experience in the travel industry or a minimum of six years of experience as a tour guide; or
4.	a minimum of ten years of experience working in the travel industry.

Both our President and Chief Executive Officer have college degrees and extensive experience in the travel industry (five years and fifteen years in management positions, respectively), thus qualifying them for fulfilling the legal requirements in holding management positions in a travel agency in Taiwan.

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Risk Related To Our Capital Stock

WE ARE AN “EMERGING GROWTH COMPANY” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the Jumpstart Our Startup Businesses Act (the “JOBS Act”), and, for as long as we continue to be an “emerging growth company,” we have elected to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. In other words, because we are an “emerging growth company,” we can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

BECAUSE WE HAVE ELECTED TO DEFER COMPLIANCE WITH NEW OR REVISED ACCOUNTING STANDARDS, OUR FINANCIAL STATEMENT DISCLOSURE MAY NOT BE COMPARABLE TO SIMILAR COMPANIES.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. Because of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

OUR STATUS AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT OF 2012 MAY MAKE IT MORE DIFFICULT TO RAISE CAPITAL AS AND WHEN WE NEED IT.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company,” and because of the extended transition period emerging growth companies are allowed for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

WE MAY NEVER PAY ANY DIVIDENDS TO STOCKHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Because the Company’s headquarters are located in Taiwan, U.S. Investors may experience difficulties in attempting to affect service of process and to enforce judgments based upon U.S. federal Securities Laws against the Company and its non-U.S. Resident officerS and directorS.

While we are organized under the laws of the State of Nevada, most of our officers and directors are non-U.S. residents and our headquarters are located in Taiwan. Consequently, it may be difficult for investors to effect service of process on them in the U.S. and to enforce in the U.S. judgments obtained in U.S. courts against them based on the civil liability provisions of the U.S securities laws. It may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the U.S. against us may not be enforceable in the United States.

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Because Some OF OUR officers and directors live outside of the United States, you may have no effective recourse against them for misconduct and may not be able to enforce judgmentS and civil liabilities against them. Investors may not be able to receive compensation for damages to the value of their investment caused by wrongful actions by our directors and officers.

Some of officers and directors live outside the U.S. As a result, it may be difficult for investors to enforce within the U.S. any judgments obtained against those officers and directors, or obtain judgments against them outside of the U.S. that are predicated upon the civil liability provisions of the securities laws of the U.S. or any state thereof. Investors may not be able to receive compensation for damages to the value of their investment caused by wrongful actions by our directors and officers.

OUR BYLAWS PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR STOCKHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our bylaws and applicable Nevada law provide for the indemnification of our directors, officers, employees and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities conducted on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees or agents upon such person’s written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup. At this time we do not carry liability insurance for our officers and directors.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

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THERE IS NO ASSURANCE OF THE DEVELOPMENT OF A PUBLIC MARKET FOR OUR COMMON STOCK OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that, if developed, such a market will be sustained. In the absence of a trading market, investors may be unable to liquidate their investments.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete strategic acquisitions or effect combinations.

If we are deemed an investment company under the Investment Company Act of 1940 (the “Investment Company Act”), our business would be subject to applicable restrictions under that Act, which could make it impracticable for us to continue our business as contemplated.

We believe our company is not an investment company due to the exemption under Section 3(b)(1) of the Investment Company Act because we are primarily engaged in a non-investment company business. We intend to conduct our operations so that we will not be deemed an investment company. However, if we were to be deemed an investment company, restrictions imposed by the Investment Company Act, including limitations on our capital structure and our ability to transact with affiliates, could make it impractical for us to continue our business as contemplated.

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ITEM 4: USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.” We have agreed to bear the expenses relating to the registration of our common stock for the selling security holders.

ITEM 5: DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of our common stock was arbitrarily determined.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of the effective notice of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the stock’s depth and liquidity.

ITEM 6: DILUTION

The common stock to be sold by the selling stockholders provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing stockholders.

ITEM 7: SELLING SECURITY HOLDERS

The common shares being offered for resale by the selling stockholders consists of 494,000 shares of our common stock held by each of the selling stockholders as of October 12, 2012. Of these shares, 480,000 shares of common stock were offered and sold to 40 of the selling stockholders at a purchase price of $0.15 and 8,020,000 shares of common stock were sold to the six founders and affiliates for $.10 of which we are registering 14,000 shares of common stock for them for a total of 494,000 shares of common stock pursuant to the exemption from registration under Regulation S under the Securities Act. We do not have any outstanding options, warrants or other securities presently exercisable for or convertible into shares of our common stock.

We relied upon Regulation S of the Securities Act of 1933, as amended, for the issuances to non-US citizens or residents.

We believed that Regulation S was available because:

•	none of these issuances involved underwriters, underwriting discounts or commissions;

•	we placed Regulation S required restrictive legends on all certificates issued;

•	no offers or sales of stock under the Regulation S offering were made to persons in the United States; and

•	no direct selling efforts of the Regulation S offering were made in the United States.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

•	access to all our books and records;

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•	access to all material contracts and documents relating to our operations; and

•	the opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective investors were also invited to visit our offices.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of October 12, 2012, and the number of shares of common stock being offered by each of the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

None of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling stockholders has acquired his, her or its shares pursuant to a private placement solely for investment purposes and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling stockholders at a purchase price of $0.15 per share in a private placement, pursuant to the exemption from the registration under the Securities Act provided by section 3(b) of the Securities Act.

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Name of Selling Stockholder and Position, Office or Material Relationship with Company	Common Shares Owned by the Selling Stockholder(2)	Total Shares to be Registered Pursuant to this Offering	Percentage of Common Stock Before Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
CHEN TSENG CHIH YING (3)	782,125	7,500	5.4	774,625	5.3%
CHEN LI HSING (4)	76,903	500	0.5	76,403	0.5%
DA CHUANG BUSINESS MGT CONSULTANTS CO. LTD (YU CHIEN YANG) (5)(7)	3,284,700	1,000	22.5	3,283,700	22.5%
SONGHAI MGT CONSULTING CO. LTD (YU CHIEN YANG) (6)(7)	151,593	1,500	1.0	150,093	1.0%
YU CHIEN YANG (7)	142,677	1,000	1.0	141,677	1.0%
CHEN KUAN YU (8)	7,054,132	2,500	48.4	7,051,632	48.4%
CHANG HSIN YU	12,000	12,000	*	0	*
JAN DE SEN	12,000	12,000	*	0	*
TSENG JUI CHUN	12,000	12,000	*	0	*
LIN HUI	12,000	12,000	*	0	*
CHIANG YU CHANG (9)	2,612,000	12,000	17.9	2,600,000	17.8%
JIANG YU TU	12,000	12,000	*	0	*
LIN CHIN CHAI	12,000	12,000	*	0	*
JIANG JIN AN	12,000	12,000	*	0	*
KUAN CHANG YU	12,000	12,000	*	0	*
CHEN CHUAN CHUNG	12,000	12,000	*	0	*
LIN MU CHEN (10)	12,000	12,000	*	0	*
LAI CHIA LING	12,000	12,000	*	0	*
YU TING TING	12,000	12,000	*	0	*
CHEN SI FAN	12,000	12,000	*	0	*
CHEN CHENG LUNG	12,000	12,000	*	0	*
FANG HAI ING	12,000	12,000	*	0	*
LIN SHAN WEI	12,000	12,000	*	0	*
WANG CHING	12,000	12,000	*	0	*
YU CHIN YU	12,000	12,000	*	0	*
CHEN YU HSUAN	12,000	12,000	*	0	*
XU XIAO FANG	12,000	12,000	*	0	*
YUEN SO WAN	12,000	12,000	*	0	*
LEUNG TZE FUNG	12,000	12,000	*	0	*
CHEN PIN YU	12,000	12,000	*	0	*
TSENG SHIU CHUN	12,000	12,000	*	0	*
CHANG TSEN HSIH CHI	12,000	12,000	*	0	*
LOONG CHIEH JIMMY	12,000	12,000	*	0	*
NG KWOK WING	12,000	12,000	*	0	*
LIN HSIU YUN	12,000	12,000	*	0	*
YEN HSIU CHEN	12,000	12,000	*	0	*
SUN YAO FAN	12,000	12,000	*	0	*
CHIU SHUEI MING	12,000	12,000	*	0	*
CHANG HSIU CHUN	12,000	12,000	*	0	*
LO YU HUI	12,000	12,000	*	0	*
CHU FU YUN	12,000	12,000	*	0	*
LI WENJIAN SNOW	12,000	12,000	*	0	*
LAM MEI CHING DORIS	12,000	12,000	*	0	*
KUO SHU WEN JIA	12,000	12,000	*	0	*
LY JUDY	12,000	12,000	*	0	*
CANTINE MAGGIE PING HSU	12,000	12,000	*	0	*

Total	14,572,130	494,000	3.39	14,078,130	96.61%

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*Less than 1%

(1) Assumes all of the shares of common stock offered are sold and 14,572,130 shares of common stock are issued and outstanding.

(2) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to the securities.

(3) Chen Tseng Chih Ying is our Chief Executive Officer and a director of the Company.

(4) Cheng Li Hsing is our President and a director of the Company.

(5) Yu Chien Yang is a director of Da Chuang Mgt. Consultants Co., Ltd. and maintains voting and investment control over the selling stockholder.

(6) Yu Chien Yang is president of Songhai Mgt. Consulting Co., LTD. and maintains voting and investment control over the selling stockholder.

(7) Yu Chien Yang is our Vice President and a director of the Company.

(8) Consists of (i) 254,132 shares of common stock held by Chen Kuan Yu and (ii) 6,800,000 shares of common stock held by Wang Wang Limited, a company over which Mr. Chen exercises voting and investment control. Mr. Chen is our Secretary and a founder of the Company.

(9) Consists of (i) 12,000 shares of common stock held by Chiang Yu Chang and (ii) 2,600,000 shares of common stock held by Big Head Fish Ltd., a company over which Mr. Chiang exercises voting and investment control.

(10) Lin Mu Chen is our Chief Financial Officer.

There are no agreements between the company and any selling stockholder pursuant to which the shares subject to this registration statement were issued.

None of the selling stockholders or their beneficial owners other than as disclosed elsewhere in this Registration statement:

-	has had a material relationship with us other than as a stockholder at any time within the past three years; or

-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; or

-	are broker-dealers or affiliated with broker-dealers.

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PLAN OF DISTRIBUTION

The selling stockholders may sell some or all of their shares at a fixed price of $.20 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, stockholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling stockholders must be made at the fixed price of $.20 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

·	ordinary brokers transactions, which may include long or short sales;

·	transactions involving cross or block trades on any securities exchange or market where our common stock is trading:

·	through direct sales to purchasers or sales effected through agents;

·	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or

·	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales are permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling security holders are broker-dealers or affiliates of broker-dealers.

We will advise the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling stockholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $35,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 1,500,000,000 shares of capital stock, $0.10 par value per share.

Common Stock

We are authorized to issue 1,500,000,000 shares of common stock, $0.10 par value per share. Currently we have 14,572,130 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purposes. Our common stock does not provide for preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stockholders are not entitled to cumulative voting for election of directors to our board of directors.

Preferred Stock

Currently we have no shares of preferred stock authorized, issued or outstanding.

Dividends

We have not paid any cash dividends to our stockholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, as well as our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Our transfer agent is VStock Transfer, LLC, 77 Spruce Street, Suite 201, Cedarhurst, NY 11516 and its phone number is (212) 828-8436.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Novi & Wilkin Attorneys-At-Law has passed on the validity of the common stock being offered pursuant to this registration statement.

The financial statements included in this prospectus and the registration statement have been audited by KCCW Accountancy Corp. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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ITEM 11: INFORMATION ABOUT THE REGISTRANT

DESCRIPTION OF BUSINESS

San Lotus Holding Inc. was incorporated on June 21, 2011 to market travel products and services to the growing “baby boomer” market, with an initial focus on the Asian market.

The Company will not voluntarily send an annual report to stockholders. The Company will file reports with the Securities and Exchange Commission and the public may read a copy of any materials we file with the Commission. You may obtain copies of these reports directly from us or from the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E. Washington, D.C. 20549, and you may obtain information about obtaining access to the Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains information for electronic filers at its website http://www.sec.gov.

We are a development stage company that plans to market global travel products to the retiring baby boomer generation in the Asian markets. We are in the initial stages of opening a travel agency in Taiwan, Republic of China. On May 21, 2012, we obtained a license from the Investment Commission, Ministry of Economic Affairs, Taiwan (R.O.C.) to invest into Taiwan through our wholly owned subsidiary, Green Forest Management Consulting Inc., a Taiwan (R.O.C.) company. Now that we have obtained direct investment approval, we are applying for the relevant licenses to operate a travel agency in Taiwan. We anticipate that we will be able to obtain this approval by November 2012. The challenges we anticipate in obtaining the necessary approvals to operate a travel agency in Taiwan (as well as in others countries) primarily involves meeting the statutory requirements related to capital requirements, statutory reserves and employing fit, proper and qualified management. These challenges have already been addressed by starting our business in Taiwan (as referenced in Risk Factors under government approval). We expect to begin to generate revenue in Taiwan starting in the fourth quarter of 2012, after we have obtained the relevant licenses and approval from the government.

Our travel services entity in Taiwan will provide both outbound travel services for customers based in Taiwan and inbound travel services for customers based abroad and coming to Taiwan. Both the outbound and inbound services will be conducted in our Taiwan office, except the inbound services will rely in part on advertising conducted or directed outside of Taiwan, such as through television stations like TBWTV Inc., a California television station we recently invested in.

We will not only book airplane tickets, hotels and tours, but design specialized destination-related travel services for our customers based on their specific needs and desires while they are in Taiwan. In this way, our market will consist of both those potential travelers based in Taiwan, but also anyone from any other country who might be planning a trip to Taiwan or need assistance with designing a travel itinerary once they arrive in Taiwan. We will market our products and services to the travel population in Taiwan and abroad through our website, www.sanlotusholding.com, as well as through services such as Twitter and other media outlets. In addition, we have already taken steps to begin marketing our services to the Chinese market in California through our purchase of a minority interest in TBWTV Inc. (“TBWTV”), a California-based television station. We plan to use this entity for purposes of gaining access to a means of advertising our services to the California market of potential Taiwan travelers. Our president, Chen Li Hsing, sits on the board of directors of TBWTV and, as a result, has knowledge of when preferred advertising slots become available and he may be able to assist us in gaining preferable advertising rates, although we have no contractual guarantees on either of these issues. In addition, we have purchased three vehicles to provide transportation to our customers while they are in California, a common destination for Taiwan business travelers and tourists. We intend to use the cars, with hired drivers, to provide car service for our customers from the airport to their hotels or other desired destinations upon their arrival in California. Providing car service is an experimental project at this point as we only have three vehicles available for use. We will charge our customers an amount that will cover our expenses in providing the car and driver. In the event the service is popular and appears to benefit our business, we may add to the service in the future, at which time we would reevaluate the amount we charge for the service. We do not plan to make any further expansions into California or the U.S. at this time, other than to develop some basic marketing and advertising through TBWTV and our website, www.sanlotusholding.com.

Our plan is to build up a successful module operation in Taiwan and to gain meaningful operational data for one year before using it as a model to replicate throughout Asia. It is critically important for us to obtain credible data in terms of the following (per module main office, plus branch officers):

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1.	Start-up Cost
A.	Capital requirements - $100,000 upon application license – September, 2012
B.	Statutory reserve - $20,000 upon approval of license – December, 2012
C.	Fees – estimated at $1,000 upon application for license – September, 2012
D.	Rent deposit – estimated at $2,000 upon rental of office – September, 2012
E.	Equipment, etc. – estimated at $5,000 – September, 2012
F.	Purchase of condominium and automobiles in California - $628,141 – June, 2012
G.	Purchase of minority interest in TBWTV Inc. - $86,000 – March, 2012
H.	Purchase of interest in A Peace World Holding Inc. - $46,500 – January, 2012
2.	Operating Expenses
A.	Number of employees and salary per office – 3 employees at $1,500 each per month for a total of $4,500 – September, 2012
B.	Office size and rent – approximately 700 square feet @ $1,500 per month – September, 2012
C.	Telecommunications – estimated @ $200 per month starting in June and increasing to $700 starting September, 2012
D.	Utilities, etc. – estimated @ $500 per month starting in September, 2012
E.	Advertising – estimated at $5,000 for initial television advertising development – November, 2012
F.	TBWTV – estimated at $500 per month to run the ad starting in January, 2013
G.	Condominium expenses – estimated at $1,500 per month starting in October, 2012
H.	Automobile-related expenses – estimated at $1,500 per month starting in October, 2012
3.	Projected Sales
A.	Dollar sales/commission per office
B.	Breakdown of sales by product
4.	Projected Cash Flow
5.	Breakeven point and Projected Earnings

Making projections using real figures based on the module operations should lower our level of risk in expanding to other countries. Thus, at this moment, it is premature to set any definitive dates in applying for obtaining statutory approval to operate travel agencies beyond Taiwan, Republic of China. However, we anticipate that after one full year of operation, we will have sufficient data to construct an expansion plan on setting up ventures beyond Taiwan.

Products and Services Offered:

•	Transportation: airlines / buses / car rentals / railways / cruises;

•	Accommodation: hotels / resorts / cruises; and

•	Packaged holidays / local tours.

Our business strategy is to generate revenue mainly through commissions or mark-ups for selling travel products. For example, for airplane tickets, for which we do not take inventory, we will receive commission revenue from the airlines as compensation for selling airplane tickets to our customers. In other words, our revenue will not come directly from the payments which the customers make to the airlines, but instead our commission revenue will be paid by the product provider (e.g. airlines) directly to our Company. The size of commission will vary from product to product, depending on how product providers (e.g. airlines) set their distribution strategy. Below is an estimate of the commission percentage we expect to be able to obtain for each type of product:

Type of Product	Estimated Commission %
Transportation	3 ~ 10%
Accommodation	3 ~ 10%
Packaged Tours	3 ~ 10%

Another type of revenue would come from mark-ups. Our mark-up revenue will be earned when we choose to take inventory on products such as hotel stays, cruise trips or tours. This type of revenue is different from commission-based revenue in that we will secure the product outright before customers purchase the product. After we purchase the product, we would then sell the product to the customer at a higher price, thereby earning the difference or mark-up as profit. The size of the mark-up will vary depending on our inventory level, market conditions and customer preference.

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Below is an estimate of the mark-up percentage and the initial cost of obtaining wholesale inventory for each type of product:

Type of Product	Estimated Mark-up %	Initial Cost of Obtaining Wholesale Inventory
Transportation	5 ~ 20%	$10,000
Accommodation	10 ~ 30%	$30,000
Packaged Tours	10 ~ 20%	$10,000

We expect to incur the cost of obtaining wholesale inventory starting in November 2012 or as soon as our license has been granted. Consequently, we will recover the cost and make a profit when inventory is turned over or sold. The profitability of our mark-up business will depend on how frequent inventory is turned.

We anticipate providing other ancillary travel services such as submitting visa applications on behalf of clients. It is our belief that for a visa application it is customary to charge a handling fee of US$5~10. These types of services, however, should only constitute a small part of our overall revenue.

We plan to market our company to high-income individuals and affinity groups, such as private schools, alumni groups and wealth management organizations at banks and investment firms. Our plan to reach these target customers is through seeking lists from the affinity groups and marketing online. In terms of seeking lists from affinity groups, our strategy involves no upfront cost to our company. We will instead share the profits with the organizations that provided such lists when customers purchase travel products through our company. Our general rule of thumb is to share 50% of the profit with the affinity group. This estimate may be adjusted upward or downward depending on the size and quality of the customer list. Separately, we plan to market our company online through our company website. Currently under construction, our company website, www.sanlotusholding.com, will be a vehicle to promote our offerings to a wide audience. We plan on interacting with our retail customers primarily through our website. Our customers will be able to place their purchases via the telephone, through credit card or bank transfer payment. We have no plans to operate storefront offices (brick-and-mortar locations). In conjunction with the website, we will develop a free subscription email newsletter that can be marketed through the website and various social media vehicles. At this time, our current management team is responsible for developing such newsletters. The newsletter can offer travel tips, consultation and discounted pricing to subscribers. Subscribers will be charged a fee to be determined at a later date for access to information beyond the regular newsletter, such as a second page of the newsletter that offers special offerings, in-depth guides to certain destinations or tips for optimizing or extending trips.

Business Development

The Company seeks to develop mutually beneficial business relationships with travel product providers, such as airlines, hotels and tour operators, and will begin offering travel products to our customers. The Company will work on reaching a variety of affinity groups and reaching agreements to service their customers. The Company plans to launch a website to begin marketing its services online. The company anticipates the cost of the website to be less than $5,000 and expects to have it operational by the end of fourth quarter 2012. We have projected our costs as a reporting company in our first six months could be as high as $7,500, which would include our first 10-K filing and annual audit.

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Marketing and Sales

Our initial marketing efforts will be geared to drive prospective clients to our website, www.sanlotusholding.com, when operational. We plan to use social media vehicles such as Twitter and Facebook to generate awareness of our website. We expect to engage prospective clients through promoting our website and responding to requests for information. Eventually, we expect to use broader based email marketing to generate a much larger number of sales leads that will be followed up with a personal exchange, via email or telephone but there is no guarantee this would be successful. We will also market to potential customers based in California through TBWTV, the California television station in which we own a minority interest. Because of our ownership interest, we will be able to obtain favorable advertising rates and thus will be able to affordably advertise our services to California’s traveling population and direct them to our website without the need for establishing a brick and mortar travel agency in California.

We have taken the following steps in implementing our business plan:

Vendor discussion and supplier agreements

We have contacted vendors to provide travel related products to our customers. Below is a summary of the number of vendors who have responded favorably to our request. We have not signed any formal supplier agreements with product vendors.

Type of Vendor	Number of Vendor
Airline	2
Bus Company	1
Cruise Company	2
Hotel	7
Resort	2
Other Travel Agency	2

Website Development

We have registered the domain name for our company’s website and have commenced work with a web designer in constructing the website.

Television Advertising in California

Through our purchase of a minority interest in TBWTV Inc., a California-based television station, we will begin advertising our services to potential Taiwan travelers in California. With California’s large Asian population and strong business connections with Taiwan, we believe there is potential to develop a strong customer base in California by directing potential customers to our website. We will begin developing ads in November of 2012 with a plan to begin advertising in January of 2013. As part of this effort, we have purchased a condominium unit in California so that our management and employees will be able to easily be able to travel to California to work on our television advertising campaign, as well as enable them to work with our various U.S. service providers. In addition, we purchased three vehicles that will be used to transport our management, as well as our customers, when in California.

Affinity Groups

We have used the contacts of our directors and officers in initially contacting various affinity groups. Thus far, we have had conversations with no less than five groups that have expressed interest in sharing their group list with our company. However, at this time we have not executed any of agreements with these companies. Below is a summary of the statistics we wish to reach regarding various affinity groups:

Type of Vendor	Number of Vendor
Airline	5
Bus Company	2
Cruise Company	2
Hotel	15
Resort	5
Other Travel Agency	5

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We are in the process of applying for our business license in Taiwan. We expect to receive approval for our business license by the end of November 2012. Once proper licenses and approvals have been granted, we will need to take the following steps in generating revenue:

•	Formally launch online operations (by the end of November 2012)
•	Sign formal supplier agreements with product vendors that have expressed interest previously (by the end of the year 2012)
•	Begin advertising with TBWTV (by January, 2013)
•	Sign on additional product vendors (ongoing)
•	Sign profit sharing agreements with affinity groups that have expressed interest previously (by the end of the year 2012)
•	Sign on additional affinity groups (ongoing)
•	Hire office staff (by the end of October 2012)

These steps will ensure that we have sufficient product and service offerings to attract customers, both to launch our operations and on an ongoing basis going forward.

In addition to the aforementioned steps, we may also from time to time invest in travel-related service providers that we believe can help better service our customers and help them meet their travel needs. Through investing in such entities, we may be able to recoup some of our costs through maintaining small ownership interests in the entities our clients use. Furthermore, by investing in these entities, we may be able to work with them to better improve their travel offerings or related services or bring the entities up to the standard of service our customers expect. We recently made one such investment in A Peace World Holding Inc. (“APW”), a company in the early stages of developing destination real estate products and services. We expect that APW, based on its expressed business plans, will develop destination real estate that our customers will be interested in traveling to, thus enhancing the products and services we can provide to our customers. Any costs involved in offering such products and services to our customers, if there are any such costs, will be incorporated into the fees we charge our customers for our service. At this time we have no further plans for making any additional such investments and therefore have no plans of making further capital expenditures in relation to such investments.

Competition

We will face competition from many individuals and companies that also market travel products. Our observation tells us that the current travel industry is generally driven by the lowest cost provider. However, different segments of the market, such as the affluent segment, consider factors beyond cost when they plan vacations and travel. Ahead of cost, an affluent consumer may value factors such as convenience, comprehensive service, and luxury and/or prestige, to name a few. We believe that a successful marketing effort to reach the affluent market segment (retiring baby boomers) with the right quality of products should increase our revenue opportunity. In Taiwan, market conditions for the travel industry are similar to those of the U.S. There is a mix of large travel agencies, online service providers and small-scale local operators. However, since Taiwan is geographically much smaller than the U.S., competition is fierce.

In Taiwan, there are four types of travel agencies:

1.	Mega Agencies
A.	Lion Travel
B.	Cola Tour
C.	EZ Travel
2.	Intermediate-Small – locally or regionally owned agencies
A.	Star Travel
B.	SET Tour
3.	Independent Agencies: Usually catering to a special or niche market
A.	Royal Jet Way
B.	Perfect Travel

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C.	Life Tour
4.	Airline & other types of travel consolidators
A.	China Airlines
B.	EVA Airlines
C.	American Express

We feel at this time we would fall into the Independent Agency category and hope to create our own niche as a more customer-oriented agency or travel service provider with a reputation of going the “extra mile” wherever possible in connecting the right type of customers with the right type of products.

Employees

As of October 12, 2012, we had no employees other than our officers and directors. We plan to employ more qualified employees starting in the fourth quarter of 2012. By more qualified employees, we mean employees that satisfy the statutory requirements of working in the travel industry ( as referenced in Risk Factors under government approval).

DESCRIPTION OF PROPERTY

Our present office space is provided to us by our stockholder, Songhai Management Consulting Co. LTD, at no cost and there is no written agreement or lease. Our office is at the following location:

San Lotus Holding Inc.

3F B302C, No. 185 Kewang Road

Longtan Township, Taoyuan County 325

Taiwan (R.O.C.)

+886-3-4072339 & +886-3-4071534 fax

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result any such matter may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

Pursuant to Item 401(f) of Regulation S-K, there are no events that occurred during the past ten (10) years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the registrant:

o	No petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

o	Such person has not been convicted in a criminal proceeding and is not named subject of a pending criminal proceeding;

o	Such person was not the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

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o	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

o	Engaging in any type of business practice; or

o	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

o	Such person was not the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in Regulation S-K, Item 401 paragraph (f)(3)(i) entitled Involvement in Certain Legal Proceedings , or to be associated with persons engaged in any such activity;

o	Such person was not found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

o	Such person was not found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

o	Such person was not the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

o	Any Federal or State securities or commodities law or regulation; or

o	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

o	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

o	Such person was not the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quotation of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

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If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Holders of Capital Stock

As of October 12, 2012 we had 48 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations (applicable only to affiliates) of Rule 144.

In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s Common Stock then outstanding which, in our case, would equal approximately 85,000 shares of our Common Stock as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(b)(1)(i), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least six months, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

We do not have any stock option plans.

Registration Rights

We have not granted registration rights to the selling stockholders or to any other persons.

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SAN LOTUS HOLDING INC

(A DEVELOPMENT STAGE COMPANY)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act (the “JOBS Act”). As a result, we are permitted to rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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Limited Operating History

We have generated no independent financial history and have not previously demonstrated that we will be able to expand our business. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our business model and/or sales methods.

Results of Operations

For the period ended June 30, 2012, we had no revenue. Operating Expenses for the period ended June 30, 2012, totaled $49,343.

Capital Resources and Liquidity

As of October 12, 2012 we had $93,527 of cash on hand. This amount does not include the $300,000 that has already been injected into our wholly owned subsidiary, Green Forest Management Consulting Inc., for purposes of building our travel services company in Taiwan.

Revenue targets

The Company anticipates generating revenues of $1,000 to $5,000 per month in the early stages of the company by providing travel consulting services to friends and family and charging minimal commissions while our marketing of core services is finalized.

Core services

The Company provides specific services such as investigating and researching specific companies that are providing services/destinations clients are interested in - or suggesting alternatives. The Company will investigate/research countries/areas where travel/service is desired.

Based upon the above, we believe that we do have enough cash to support our daily operations while we are attempting to commence operations and produce revenues. However, if we are unable to satisfy our cash requirements we may be unable to proceed with our plan of operations. We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of each of our officers and directors as of October 12, 2012. Our executive officers are elected annually by our board of directors. Our executive officers hold office until they resign, are removed by the board of directors, or a successor is duly elected and qualified.

Name	Age	Position

Chen Li Hsing	64	President and Director

Chen Tseng Chih Ying	53	Chief Executive Officer, Director

Lin Mu Chen	32	Chief Financial Officer

Yu Chien Yang	42	Vice President and Director

Chen Kuan Yu	35	Secretary

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Chen Li Hsing, President, Director, Age 64

Chen Li Hsing has been our President and a director since 2011. Mr. Chen has also been the Chief Executive Officer of USA XO Tours Inc., a California-based travel agency, for the past five years. He is also the Chief Executive Officer of TBWTV Inc., a California television station, a position he has held since 2011. Mr. Chen is an experienced executive who we believe brings along the work experience necessary in starting up a business in the travel/leisure industry. Prior to joining USA XO Tours Inc., from 1996-2006, Mr. Chen owned and managed Century International High School, a Vancouver, British Columbia high school geared toward international students desiring to obtain a Canadian diploma and pursue post-secondary education in Canada. During that same time period, Mr. Chen also owned and operated Century College, a Vancouver, British Columbia post-secondary school established in 1996 focused on teaching English as a Second Language to foreign students. Mr. Chen obtained his Ph.D. in Education from Spalding University in Kentucky, a Master’s degree in Public Administration from the University of San Francisco in California and a Bachelor’s degree in architecture from National Taipei University of Technology in Taiwan. Mr. Chen is the husband of our Chief Executive Officer, Chen Tseng Chih Ying. Mr. Chen resides in Vancouver, British Columbia and California.

Chen Tseng Chih Ying, Chief Executive Officer, Director, Age 53

Chen Tseng Chih Ying has served as our Chief Executive Officer and a director since 2011. She has been the President of XO Tours Canada Ltd., a Canadian travel agency, for the past 15 years. She is an experienced executive who we believe brings along the work experience and knowledge necessary to start up and run a business in the travel and leisure industry. Mrs. Chen obtained a Master’s degree in Public Administration from the University of San Francisco in California and received a Bachelor’s degree in Chinese Literature from Providence University in Taiwan. Mrs. Chen is the wife of our President, Mr. Chen Li Hsing. Ms. Chen resides in Vancouver, British Columbia and California.

Lin Mu Chen, Chief Executive Officer, Age 32

Ms. Lin has served as our Chief Financial Officer since 2011. From 2006 to 2009, Ms. Lin was an auditor at PriceWaterhouseCoopers in Taiwan. From 2003 to 2005, Ms. Lin served as an auditor at Earnest & Co., CPAs. Ms. Lin obtained a Bachelor of Commerce at Soochow University, Taiwan, in 2003 and was certified as a public accountant in Taiwan in 2008. Ms. Lin resides in Taiwan.

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Yu Chien Yang, Vice President and Director, Age 42

Mr. Yu has been our Vice President and a director since 2011. He has been an owner/operator of his own business for the past 20 years. He built and operated his own gift and premium goods business (items such as corporate gifts, pens, bags, umbrellas, etc. with corporate logos) both on the manufacturing front and the wholesale end. Mr. Yu is currently the President of Songhai Mgt Consulting Company LTD, a Taiwan company. Mr. Yu previously was the owner and operator for Jin Su Limited, a souvenir design firm based in Taiwan, and Chuang Ju International Limited, a manufacturing company based in Taiwan. We believe his experience building and running businesses will be beneficial to us. Mr. Yu resides in Taiwan.

Chen Kuan Yu, Secretary, Age 35

Chen Kuan Yu has served as our Secretary since 2011. From 2010 to 2011, Mr. Chen served as an Associate Director with AON Corporation in Hong Kong. From 2008 to 2009, Mr. Chen was a Senior Consultant with LI Far East Limited, a Hong Kong company. From 2007 to 2008, Mr. Chen was a Manager with Deloitte Actuarial and Insurance Solutions in Hong Kong. From 2000 to 2006, Mr. Chen was an Actuary with MetLife, where he was based in New York for four years and in Taiwan for two years. Mr. Chen received his B.A. in Applied Mathematics from Queen’s University in Canada in 2000 and was qualified as an actuary by the Society of Actuaries in 2004. Mr. Chen resides in Hong Kong and Taiwan.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board of directors.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by or paid to the named executive officers paid by us from June 21, 2011 (inception) to the period ended December 31, 2011.

SUMMARY COMPENSATION TABLE

Name and Principle Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Chen Li Hsing, President and Director	2011	0	0	0	0	0	0	0	0

Chen Tsing Chih Ying, Chief Executive Officer, Director	2011	0	0	0	0	0	0	0	0

Lin Mu Chen, Chief Financial Officer	2011	0	0	0	0	0	0	0	0

Yu Chien Yang, V.P., Director	2011	0	0	0	0	0	0	0	0

Chen Kuan Yu, Secretary	2011	0	0	0	0	0	0	0	0

33

Option Grants Table

There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table for the period from inception through December 31, 2011.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised during the period ending December 31, 2011 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan Awards Table

There were no long-term incentive plan awards made to named executive officers in the last completed fiscal year under any long-term incentive plan.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors on our board of directors. The board of directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity. None of our directors is independent.

Employment Agreements

Currently, we do not have an employment agreement in place with our officers and directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than five percent of our outstanding shares of common stock as of October 12, 2012 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the stockholders listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class (1)

Common	Chen Tseng Chih Ying (2) 9971 Deagle Road Richmond, British Columbia Canada V7A 1P9	782,125	5.4%

Common	Chen Li Hsing (2) ) 9971 Deagle Road Richmond, British Columbia Canada V7A 1P9	76,903	0.5%

Common	Lin Mu Chen No. 8 Bafenliao, Shiding District New Taipei City 223, Taiwan (R.O.C.)	12,000	*

Common	Yu Chien Yang (3) No. 541, Kewang Road Longtan Township, Taoyuan County 325 Taiwan (R.O.C.)	3,578,970	24.6%

Common	Chen Kuan Yu (4) 4F, Flat 2, Man Wah Building Man Wui Street, Yau Ma Tei Hong Kong SAR	7,054,132	48.4%

	All Executive Officers and Directors as a group	11,504,130	78.9%

Common	Chiang Yu Chang (4)
	1, No. 1 93, Yangguan Street
	Nehui Distrit
	Taipei City 114, Taiwan (R.O.C.)	2,612,000	17.9%

Total		14,116,130	96.9%

34

*Less than 1 percent.

(1) Based on 14,572,130 shares of common stock outstanding as of October 12, 2012.

(2) Chen Li Hsing and Chen Tseng Chih Ying are husband and wife.

(3) Consists of 142,677 shares of common stock beneficially owned by Yu Chien Yang; (ii) 151,593 shares of common stock beneficially owned by Songhai Mgt Consulting Co. LTD, a Taiwan (R.O.C.) limited company, over which Mr. Yu exercises voting and investment control; and (iii) 3,284,700 shares of common stock beneficially owned by Da Chuang Business Management Consultant Co. LTD, a Taiwan (R.O.C.) limited company, over which Yu Chien Yang exercises voting and investment control.

(4) Consists of 254,132 shares of common stock beneficially owned by Chen Kuan Yu; and (ii) 6,800,000 shares of common stock beneficially owned by Wang Wang Limited, a Seychelles limited company, over which Mr. Chen exercises voting and investment control.

(5) Consists of 12,000 shares of common stock beneficially owned by Chiang Yu Chang; and (ii) 2,600,000 shares of common stock beneficially owned by Big Head Fish Ltd., a Seychelles limited company, over which Mr. Chiang exercises voting and investment control.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On July 25, 2011, the Company issued 1,520,000 shares of common stock to its founders at a price of $0.1 per share for an aggregate offering price of $152,000.

1.	CHEN TSENG CHIH YING
2.	CHEN LI HSING
3.	Da Chuang Business Management Consultant Co. Ltd (YU CHIEN YANG)
4.	Songhai Management Consulting Co. Ltd (YU CHIEN YANG)
5.	YU CHIEN YANG
6.	CHEN KUAN YU

In July 2011, the Company issued 480,000 shares of common stock to individual investors at a price of $.15 per share for an aggregate offering price of $72,000.

35

Stock subscription receivables of $224,000 from the issuance of the above stocks is reported as a reduction stockholder’s equity at July 31, 2011.

On January 20, 2012, we entered into a subscription agreement to purchase 465,000 shares, at a purchase price of $0.10 per share, in A Peace World Holding Inc., a company in which our Secretary, Chen Kuan Yu, serves as a director.

On March 31, 2012, we entered into a stock purchase agreement with TBWTV Inc. for the purchase of 86,000 shares, or a 9.54 percent interest, in TBWTV Inc. at a purchase price of $1.00 per share or $86,000 in total. TBWTV Inc. is a California television station owned by USA XO Tours Inc., a company in which our Chief Executive Officer and President, Chen Tseng Chih Ying and Chen Li Hsing, each hold ownership interests.

In April 2012, the Company issued 6,500,000 shares of common stock to two entities, Wang Wang Limited and Big Head Fish Limited, at a price of $0.10 per share for an aggregate offering price of $650,000. Our Corporate Secretary, Chen Kuan Yu, exercises voting and investment control over Wang Wang Limited. Chiang Yu Chang exercises voting and investment control over Big Head Fish Limited.

In June 2012, the Company purchased various assets from USA XO Tours Inc. for a total purchase price of $628,141. The items purchased included a condominium unit in Glendale, California (for $491,283), a 2010 Dodge Van (for $13,801), a 2007 Mercedes Benz (for $43,371) and a 2006 Bentley (for $76,686). Our Chief Executive Officer, Chen Tseng Chih Ying, and our President, Chen Li Hsing, each holds ownership interests in USA XO Tours Inc.

In July 2012, the Company issued 6,072,130 shares of common stock at a purchase price of $0.10 per share, for an aggregate offering price of $607,213, to Da Chuang Business Management Consultant Co., Ltd., Wang Wang Limited and Big Head Fish Ltd.

In July 2012, the Company made a prepayment for the purchase of 7,000,000 shares of common stock, at a purchase price of $0.01 per share, for an aggregate purchase price of $70,000 in A Benbow Holding Inc., a company in which our vice president, Yu Chien Yang, serves as president.

In July 2012, the Company transferred $300,000 to our wholly-owned subsidiary Green Forest Management Consulting Ltd. (“Green Forest”), a Taiwan entity, which amount included $16,700 which was used to repay Chiang Yu Chang, one of our stockholders, and Yu Chien Yang, our Vice President, for funds they had used in establishing Green Forest in Taiwan on our behalf.

On September 13, 2012, the Company entered into a stock purchase agreement with Yu Chien Yang, our Vice President, and Chen Kuan Yu, our Secretary, for the sale of 7,000,000 shares of common stock we own in A Benbow Holding Inc. (“ABH”), at a purchase price of $0.01 per share for an aggregate purchase price of $70,000. We expect to receive the funds to close on this sale on or before October 30, 2012.

ITEM 12A. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada corporate law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

36

Index to Financial Statements

CONTENTS

PAGE

QUARTERLY PERIOD ENDING JUNE 30, 2012

Balance Sheets (Unaudited)	F-4

Statement of Operations (Unaudited)	F-5

Statements of Cash Flows (Unaudited)	F-6

Notes to Financial Statements	F-7

YEAR ENDING DECEMBER 31, 2011

Report of Independent Registered Public Accounting Firm	F-12

Financial Statements

Balance Sheets (Audited)	F-13

Statement of Operations (Audited)	F-14

Statement of Stockholders’ Equity (Audited)	F-15

Statement of Cash Flows (Audited)	F-16

Notes to Financial Statements	F-17-18
F-1

SAN LOTUS HOLDING INC

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS FOR THE PERIOD ENDED

JUNE 30, 2012

F-2

CONTENTS

Page

FINANCIAL STATEMENTS

Condensed Balance Sheets	F-4

Condensed Statements of Operations	F-5

Condensed Statements of Cash Flows	F-6

Notes to Financial Statements	F-7-9

F-3

SAN LOTUS HOLDING INC

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

	June 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current Assets
Cash in Bank	$626,766	$178,950
Total Current Assets	626,766	178,950

Fixed assets- net	626,640	-

Long-term investments	125,525	-

Total Assets	$1,378,931	$178,950

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accrued expenses	$-	$914
Other payable	607,213	-
Total Current Liabilities	607,213	914

Stockholders' Equity
Common stock, $0.01 par value, 1,500,000,000 shares authorized, 8,500,000 and 2,000,000 shares issued and outstanding as of June 30, 2012 and December 31, 2011, respectively	850,000	200,000
Additional paid-in capital	24,000	24,000
Deficit accumulated during the development stage	(102,282)	(45,964)
Total stockholders' equity	771,718	178,036

Total Liabilities and Stockholders' Equity	$1,378,931	$178,950

The Accompanying Notes Are an Integral Part of the Financial Statements.

F-4

SAN LOTUS HOLDING INC

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 31, 2012 AND 2011

AND PERIOD FROM JUNE 21, 2011 (INCEPTION) THROUGH JUNE 30, 2012

(UNAUDITED)

					Deficit Accumulated from
	Six Months Ended		Three Months Ended		June 21, 2011 (Inception)
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011	through June 30, 2012

Revenue	$-	$-	$-	$-	$-

General and administrative expenses	49,343	-	48,728	-	95,307

Loss from Operations	(49,343)	-	(48,728)	-	(95,307)

Other income (expenses)
Loss from long-term investment	(6,975)	-	-	-	(6,975)

Net loss before income taxes	(56,318)	-	(48,728)	-	(102,282)

Provision for income taxes	-	-	-	-	-

Net Loss	$(56,318)	$-	$(48,728)	$-	$(102,282)

Net Loss Per Share-
Basic and Diluted	$(0.02)	$-	$(0.01)	$-	$(0.06)

Weighted Average Shares Outstanding:
Basic and Diluted	4,392,857	-	6,785,714	-	2,413,564

The Accompanying Notes Are an Integral Part of the Financial Statements.

F-5

SAN LOTUS HOLDING INC

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOW

SIX MONTHS ENDED JUNE 30, 2012 AND 2011

AND PERIOD FROM JUNE 21, 2011 (INCEPTION) THROUGH JUNE 30, 2012

(UNAUDITED)

			Accumulated from
	Six Months Ended	Six Months Ended	June 21, 2011 (Inception)
	June 30, 2012	June 30, 2011	through June 30, 2012
Cash flows from operating activities
Net loss	$(56,318)	$-	$(102,282)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation	1,501	-	1,501
Loss from long-term investment	6,975	-	6,975
Changes in assets and liabilities:
Decrease in accrued expenses	(914)	-	-
Increase in other payable	607,213		607,213
Net cash used in operating activities	558,457	-	513,407

Cash flows from investing activities
Purchase of fixed assets	(628,141)		(628,141)
Long-term investments	(132,500)	-	(132,500)
Net cash used in operating activities	(760,641)	-	(760,641)

Cash flows from financing activities
Issuance of shares	650,000	-	874,000
Net cash provided by financing activities	650,000	-	874,000

Net change in cash	447,816	-	626,766

Cash and cash equivalents
Beginning	178,950	-	-
Ending	$626,766	$-	$626,766

Supplemental disclosure of cash flows
Cash paid during the period for:
Interest expense	$-	$-	$-
Income tax	$-	$-	$-

The Accompanying Notes Are an Integral Part of the Financial Statements.

F-6

SAN LOTUS HOLDING INC

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2012

NOTE 1- NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed interim financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and generally accepted accounting principles (“GAAP”) for interim financial reporting. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the unaudited condensed consolidated financial statements contained in this report reflect all adjustments that are normal and recurring in nature and considered necessary for a fair presentation of the financial position and the results of operations for the interim periods presented. The year-end condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by GAAP. The results of operations for the interim period are not necessarily indicative of the results expected for the full year.

Nature of Business

San Lotus Holding Inc, a company in the developmental stage (the “Company” or “San Lotus”), was incorporated on June 21, 2011 in the State of Nevada. The Company has not conducted business operations nor had revenues from operations since its inception. The Company’s business plan is to design and market global packages and affinity travel excursions throughout the world, and develop a global travel and leisure agency business.

The Company’s year-end is December 31.

Going Concern

These financial statements were prepared on the basis of accounting principles applicable to a going concern, which assumes the realization of assets and discharge of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company had an accumulated deficit of $102,282 as of June 30, 2012, and it had no revenue from operations since its inception.

The Company faces all the risks common to companies at the development stage, including capitalization and uncertainty of funding sources, high initial expenditure levels, uncertain revenue streams, and difficulties in managing growth. The Company's losses raise substantial doubt about its ability to continue as a going concern. The Company's financial statements do not reflect any adjustments that might result from the outcome of this uncertainty.

The Company is currently addressing its liquidity issue by continually seeking investment capital through private placements of common stock and debt. The Company believes its current and future plans enable it to continue as a going concern. The Company's ability to achieve these objectives cannot be determined at this time. These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts which may differ from those in the accompanying consolidated financial statements.

F-7

Use of Estimates

The preparation of financial statements in conformity with GAAP in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly liquid instruments with original maturities of three months or less.

Property & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

Building	40 years
Vehicles	5 years

As of June 30, 2011, Property & Equipment consist of the following:

Building	$346,256
Land	145,027
Vehicles	136,858
Accumulated depreciation	(1,501)

$626,640

Depreciation expenses were $1,501 for the six-month period ended June 30, 2012.

Net Income (Loss) Per Share

Basic income (loss) per share is computed by dividing net income by weighted average number of shares of common stock outstanding during each period. Diluted income per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. At June 30, 2012, the Company does not have any outstanding common stock equivalents; therefore, a separate computation of diluted loss per share is not presented.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some or all of any deferred tax assets will not be realized.

F-8

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its result of operations, financial position or cash flow.

NOTE 2- INCOME TAXES

San Lotus has not yet realized income as of the date of this report, and no provision for income taxes has been made. At June 30, 2012, there were no deferred tax assets or liabilities.

NOTE 3- INVESTMENTS

In January 20, 2012, the Company purchased 465,000 shares, or a 46.5 percent interest, of common stock of A Peace World Holding Inc. at a purchase price of $0.1 per share or $46,500 in total. A Peace World Holding Inc. was incorporated in December 2011 in the State of Nevada and has not conducted business operations. The Company recorded the investment based on the equity method. Loss from investment of $6,975 was charged to current period.

In March 31 2012, the Company purchased 86,000 shares, or a 9.54 percent interest, of common stock of TBWTV Inc., a privately-owned company, at a purchase price of $1.00 per share or $86,000 in total. The Company’s president is the major shareholder and chief executive officer of TBWTV Inc. The investment is carried at cost.

NOTE 4- RELATED PARTY TRANSACTIONS

In June 2012, the Company purchased various assets from USA XO Tours, Inc., an entity for which the Company’s president is the owner and serves as chief executive officer, for a total purchase price of $628,141. The items purchased included a condominium unit in Glendale, California, and three vehicles.

NOTE 5- COMMON STOCK

In April 2012, the Company issued 6,500,000 shares of common stock to two entities at a price of $0.10 per share for an aggregate offering price of $650,000.

NOTE 6- SUBSEQUENT EVENTS

In July 2012, the Company issued 6,072,130 shares of common stock to three entities at a price of $0.10 per share for an aggregate offering price of $607,213.

******

F-9

SAN LOTUS HOLDING INC

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS FOR THE PERIOD ENDED

DECEMBER 31, 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

F-10

CONTENTS

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-12

FINANCIAL STATEMENTS

Balance Sheets	F-13

Statements of Operations	F-14

Statements of Stockholders' Equity	F-15

Statements of Cash Flows	F-16

Notes to Financial Statements	F-17-18

F-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

San Lotus Holding Inc

(A Development Stage Company)

We have audited the accompanying balance sheet of San Lotus Holding Inc (a development stage company) (the "Company") as of December 31, 2011, and the related statements of operations, stockholders' equity, and cash flows for the period from June 21, 2011 (inception) through December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2011, and the results of its operations and its cash flows for the period from June 21, 2011 (inception) through December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, accumulated deficit of $45,964 and has no revenue from operations. These conditions raise substantial doubt as to the ability of the Company to continue as a going concern. These financial statements do not include any adjustments that might result from such uncertainty.

/s/KCCW Accountancy Corp

Diamond Bar, California

June 17, 2012

The Accompanying Notes Are an Integral Part of the Financial Statements.

F-12

SAN LOTUS HOLDING INC

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

DECEMBER 31, 2011

ASSETS

Current Assets
Cash in bank	$178,950

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accrued expenses	$914

Stockholders' Equity
Common stock, $0.1 par value, 2,000,000 shares authorized, 2,000,000 shares issued and outstanding	200,000
Additional paid-in capital	24,000
Accumulated deficit during the development stage	(45,964)
Total stockholders' equity	178,036
Total Liabilities and Stockholders' Equity	$178,950

The Accompanying Notes Are an Integral Part of the Financial Statements.

F-13

SAN LOTUS HOLDING INC

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

PERIOD FROM JUNE 21, 2011 (INCEPTION) THROUGH DECEMBER 31, 2011

Revenue	$-

General and administrative expenses	45,964

Loss from operations	$(45,964)

Provision for income taxes	-

Net Loss	(45,964)

Net Loss Per Share-
Basic and Diluted	$(0.03)

Weighted Average Shares Outstanding:
Basic and Diluted	1,649,485

The Accompanying Notes Are an Integral Part of the Financial Statements.

F-14

SAN LOTUS HOLDING INC

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS' EQUITY

PERIOD FROM JUNE 21, 2011 (INCEPTION) THROUGH DECEMBER 31, 2011

			Additional	Accumulated Deficit During the
	Common Stock		Paid-in	Development
	Share	Amount	Capital	Stage	Total
Inception on June 21, 2011	-	$-	$-	$-	$-

Issuance of common stock	2,000,000	200,000	24,000	-	224,000

Net loss	-	-	-	(45,964)	(45,964)

Balance, December 31, 2011	2,000,000	$200,000	$24,000	$(45,964)	$178,036

The Accompanying Notes Are an Integral Part of the Financial Statements.

F-15

SAN LOTUS HOLDING INC

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOW

PERIOD FROM JUNE 21, 2011 (INCEPTION) THROUGH DECEMBER 31, 2011

June 21, 2011
(inception) to
December 31, 2011
Cash flows from operating activities
Net loss	$(45,964)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in assets and liabilities:
Increase in accrued expenses	914
Net cash used in operating activities	(45,050)

Cash flows from investing activities	-

Cash flows from financing activities
Capital contribution	224,000

Net change in cash	178,950

Cash and cash equivalents
Beginning	-
Ending	$178,950

Supplemental disclosure of cash flows
Cash paid during the period for:
Interest expense	$-
Income tax	$-

The Accompanying Notes Are an Integral Part of the Financial Statements.

F-16

SAN LOTUS HOLDING INC

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011

NOTE 1- NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES

Nature of Business

San Lotus Holding Inc, a company in the developmental stage (the “Company” or “San Lotus”), was incorporated on June 21, 2011 in the State of Nevada. The Company has not conducted business operations nor had revenues from operations since its inception. The Company’s business plan is to design and market global packages and affinity travel excursions throughout the world, and develop a global travel and leisure agency business.

The Company’s year-end is December 31.

Going Concern

These financial statements were prepared on the basis of accounting principles applicable to a going concern, which assumes the realization of assets and discharge of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company had an accumulated deficit of $102,282 as of June 30, 2012, and it had no revenue from operations since its inception.

The Company faces all the risks common to companies at the development stage, including capitalization and uncertainty of funding sources, high initial expenditure levels, uncertain revenue streams, and difficulties in managing growth. The Company's losses raise substantial doubt about its ability to continue as a going concern. The Company's financial statements do not reflect any adjustments that might result from the outcome of this uncertainty.

The Company is currently addressing its liquidity issue by continually seeking investment capital through private placements of common stock and debt. The Company believes its current and future plans enable it to continue as a going concern. The Company's ability to achieve these objectives cannot be determined at this time. These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts which may differ from those in the accompanying consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly liquid instruments with original maturities of three months or less.

F-17

Net Income (Loss) Per Share

Basic income (loss) per share is computed by dividing net income by weighted average number of shares of common stock outstanding during each period. Diluted income per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. At December 31, 2011, the Company does not have any outstanding common stock equivalents; therefore, a separate computation of diluted loss per share is not presented.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some or all of any deferred tax assets will not be realized.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its result of operations, financial position or cash flow.

Subsequent Events

The Company evaluated all events or transactions that occurred after December 31, 2011 up through the date the Company issued these financial statements.

NOTE 2- INCOME TAXES

San Lotus has not yet realized income as of the date of this report, and no provision for income taxes has been made. At December 31, 2011, there were no deferred tax assets or liabilities.

NOTE 3- STOCKHOLDERS’ EQUITY

On July 25, 2011, the Company issued 1,520,000 shares of common stock to its founders at a price of $0.1 per share for an aggregate offering price of $152,000.

In July 2011, the Company issued 480,000 shares of common stock to individual investors at a price of $0.15 per share for an aggregate offering price of $72,000.

NOTE 4- SUBSEQUENT EVENTS

In January 20, 2012, the Company purchased 465,000 shares, or a 46.5 percent interest, of common stock of A Peace World Holding Inc. at a purchase price of $0.1 per share or $46,500 in total.

In March 31 2012, the Company purchased 86,000 shares, or a 9.54 percent interest, of common stock of TBWTV Inc., a privately-owned company, at a purchase price of $1.00 per share or $86,000 in total. The Company's president is the major shareholder and chief executive officer of TBWTV Inc.

In April 2012, the Company issued 6,500,000 shares of common stock to two entitles at a price of $0.10 per share for an aggregate offering price of $650,000.

In June 2012, the Company purchased various assets from USA XO Tours, Inc., an entity for which the Company's president is the owner and serves as chief executive officer, for a total purchase price of $628,141. The items purchased included a condominium unit in Glendale, California, and three vehicles.

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F-18

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San Lotus Holding Inc.

494,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until February 3, 2013, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is November 5, 2012